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                                                                   Exhibit 4.2.2

                                 Amendment to
         12 3/4% Senior Subordinated Discount Notes due 2009 Indenture
         -------------------------------------------------------------

          This Amendment (the "Amendment"), dated as of September 30, 2000, to the 12 3/4% Senior Subordinated Discount Notes due 2009 Indenture, dated as of May 11, 1999 (the "Indenture"), among Tritel PCS, Inc., as issuer (the "Company"), Tritel, Inc., Tritel Communications, Inc. and Tritel Finance, Inc., as guarantors (the "Guarantors"), and The Bank of New York, as trustee (the "Trustee"), is entered into by and between the Company, the Guarantors and the Trustee.

          WHEREAS, the Company, the Guarantors and the Trustee entered into the Indenture;

          WHEREAS, the Company, the Guarantors and the Trustee wish to amend the Indenture in order to cure a defect therein; and

          WHEREAS, Section 9.01(a) of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture without the consent of any Holder (as defined in the Indenture) of the 12 3/4 Senior Subordinated Discount Notes due 2009 to cure any ambiguity, defect or inconsistency;

          NOW, THEREFORE, in consideration of the foregoing and pursuant to
Section 9.01(a) of the Indenture, the undersigned parties agree as follows:

          1.  Amendment to Section 6.02 Acceleration.  From and after the
              --------------------------------------
Amendment Effective Date (as defined in Section 2 hereof), the first sentence of
Section 6.02 of the Indenture is hereby amended and restates in its entirety to read as follows:

          "If any Event of Default specified in clause (9) or (10) of
          Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, shall occur, then all outstanding Notes shall become due and payable immediately without further action or notice."

          2.  Amendment of Effectiveness Date. This Amendment shall be effective
              -------------------------------
on the date (the "Amendment Effective Date") that a counterpart hereof shall have been executed by each of the Company, the Guarantors and the Trustee.

          3.  Execution.  This Amendment may be executed in multiple
              ---------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to accept facsimile signatures as an original signature.
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          4.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED
TO CONSTRUE THIS AMENDMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          5.  Trustee's Disclaimer.  The recitals contained herein shall be
              --------------------
taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity of sufficiency of this Amendment.

                                      -2-
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          IN WITNESS WHEREOF, the undersigned have executed this Amendment, in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument, as of the 30 day of September 2000.

                                 TRITEL PCS, INC.

                                 By:  /s/ E.B. Martin, Jr.
                                      --------------------------------------
                                 Name:  E.B. Martin, Jr.
                                 Title: Chief Financial Officer, Executive
                                        Vice President and Treasurer

                                 TRITEL, INC.

                                 By:  /s/ E.B. Martin, Jr.
                                      --------------------------------------
                                 Name:  E.B. Martin, Jr.
                                 Title: Chief Financial Officer, Executive
                                        Vice President and Treasurer

                                 TRITEL COMMUNICATIONS, INC.

                                 By:  /s/ E.B. Martin, Jr.
                                      --------------------------------------
                                 Name:  E.B. Martin, Jr.
                                 Title: Chief Financial Officer, Executive
                                        Vice President and Treasurer

                                 TRITEL FINANCE, INC.

                                 By:  /s/ E.B. Martin, Jr.
                                      --------------------------------------
                                 Name:  E.B. Martin, Jr.
                                 Title: Chief Financial Officer, Executive
                                        Vice President and Treasurer

                                 THE BANK OF NEW YORK,
                                    as trustee

                                 By:  /s/ Robert A. Massimillo
                                      --------------------------------------
                                 Name:  Robert A. Massimillo
                                 Title: Assistant Vice President